UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Amendment to Agreement and Plan of Merger

On May 4, 2022, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company” or “Take-Two”), entered into the Second Amendment (the “Second Amendment”) to the previously announced Agreement and Plan of Merger, dated January 9, 2022 (as amended, the “Merger Agreement”), with Zebra MS I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub 1”), Zebra MS II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub 2”), and Zynga Inc., a Delaware corporation (“Zynga”). The Second Amendment provides that the closing of the combination contemplated by the Merger Agreement (the “Combination”) will take place on a date agreed by the parties, which shall be not more than three business days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The parties currently anticipate that the closing of the Combination will occur on May 23, 2022 (the second business day following the date of the respective special stockholder meetings of Take-Two and Zynga), subject to receipt of the requisite Take-Two and Zynga stockholder approvals at the special meetings currently scheduled for May 19, 2022 and the satisfaction of the other remaining closing conditions. Under the terms of the Merger Agreement, assuming a closing date of May 23, 2022, the “Parent Common Stock Price,” which is used to determine the “Exchange Ratio” under the Merger Agreement, will be measured based on the volume-weighted average sales price per share taken to four decimal places of Take-Two common stock on the NASDAQ over the consecutive trading period beginning at 9:30 a.m. New York time on April 20, 2022 (the twenty-third trading day immediately preceding the closing date) and concluding at 4:00 p.m. New York time on May 18, 2022 (the third trading day immediately preceding the closing date), as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source mutually selected by the parties). Further details relating to the Combination and the Merger Agreement may be found in the joint proxy statement/prospectus, dated April 7, 2022, filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 7, 2022. The Company will disclose the final Exchange Ratio in connection with the closing of the Combination.

ZelnickMedia Management Agreement

On May 3, 2022, the Company entered into a Management Agreement, dated as of May 3, 2022 (the “Management Agreement”), with ZelnickMedia Corporation (“ZelnickMedia”). The Management Agreement will become effective as of, and contingent upon, the closing of the Combination (such date, the “Effective Date”). The compensation committee of the Board of Directors of the Company (the “Board”) and the independent members of the Board have each unanimously approved the Company’s entry into the Management Agreement.

Under the terms of the Management Agreement, ZelnickMedia will continue to provide financial and management consulting services to the Company pursuant to the existing Management Agreement, dated as of November 17, 2017, by and between ZelnickMedia and the Company (as amended, the “2017 Agreement”) until the Management Agreement becomes effective. Once effective, the Management Agreement will supersede and replace the 2017 Agreement, except as otherwise contemplated in the Management Agreement.

Term and Personnel. The Management Agreement provides for a term through March 31, 2029, unless earlier terminated in accordance with its terms. Under the Management Agreement, ZelnickMedia will continue to provide certain individuals as it deems appropriate for the performance of the Management Agreement, provided that ZelnickMedia has agreed to make available the following individuals to provide the described services: (i) Strauss Zelnick will continue to serve as Executive Chairman of the Board and Chief Executive Officer (“CEO”) of the Company, (ii) Karl Slatoff will continue to serve as the Company’s President, and (iii) other ZelnickMedia personnel as appropriate will provide services to the Company on a project-by-project, as needed basis. If Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company pursuant to the Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or resignation by such person for Good Reason (as such terms are defined in such person’s employment or consulting agreement with the Company or, in the case of Mr. Zelnick, in the Management Agreement)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the Management Agreement (with such deduction limited to no more than 60% of the aggregate cash and equity compensation payable to ZelnickMedia if such person replaces Mr. Zelnick and no more than 40% of the aggregate cash and equity compensation payable to ZelnickMedia if such person replaces Mr. Slatoff).

Management Fee and Annual Bonus Opportunity. Commencing as of the Effective Date, the Company will pay ZelnickMedia a monthly management fee equal to $275,000 per month in each year during the term of the Management Agreement. The management fee will not be decreased during the term of the Management Agreement. In addition to the monthly management fee, ZelnickMedia will receive an annual bonus, subject to the achievement by the Company of certain performance thresholds, in respect of each of the seven fiscal years ending March 31, 2023, 2024, 2025, 2026, 2027, 2028 and 2029. For each fiscal year (other than for the period from April 1, 2022 through the date of the closing of the Zynga transaction, as described below), the annual bonus opportunity amount ranges from $0 (at 80% of the Target, as defined in the Management Agreement) to $13,200,000 (at 150% of the Target or greater), with a target bonus of $6,600,000. The annual bonus for the period from April 1, 2022 to and including the Effective Date will be determined in accordance with the terms and conditions of the 2017 Agreement (i.e., a pro-rated amount based on an annual bonus opportunity amount ranging from $0 at 80% of the “Target” specified in the 2017 Agreement, to $7,440,000 at 150% of the “Target” specified in the 2017 Agreement) based on performance during the fiscal year ending March 31, 2023. The annual bonus for the period from the Effective Date to March 31, 2023 will be a pro-rated amount determined in accordance with the terms and conditions of the Management Agreement as described above. If the Management Agreement is terminated by the Company without Cause (as defined in the Management Agreement) or by ZelnickMedia for Good Reason (as defined in the Management Agreement) (whether before or after a Change in Control (as defined in the Management Agreement)), ZelnickMedia is entitled to be paid on the date of termination an amount equal to the sum of (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (iii) three times the sum of the per annum management fee plus the Target bonus amount.

Limits on Compensation. Under the Management Agreement, no more than 60% of the aggregate compensation payable to ZelnickMedia under the Management Agreement (whether in the form of the management fee, the annual bonus or the restricted stock unit awards) shall be received by or conveyed to Mr. Zelnick (or such other employee of ZelnickMedia that serves as Executive Chairman and CEO of the Company) and no more than 40% of such aggregate compensation shall be received by or conveyed to Mr. Slatoff (or such other employee of ZelnickMedia that serves as the President of the Company).

Expense Reimbursement. Under the Management Agreement, ZelnickMedia will be entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the Management Agreement and the rendering of services thereunder.

Restrictions on Sale of Stock. Under the Management Agreement, prior to March 31, 2029 (or earlier in the event of a Change in Control) ZelnickMedia and any Subject Person (as defined in the Management Agreement) are prohibited from selling or otherwise disposing of any shares of common stock of the Company, if the Market Value (as defined in the Management Agreement) of all shares of common stock of the Company (including any restricted stock and restricted stock units but excluding unvested performance based awards), after giving effect to such proposed sale or other disposition, owned by ZelnickMedia and each Subject Person in the aggregate as of the trading day immediately preceding the date of the proposed sale or disposition, would be less than six times (6X) the per annum management fee (excluding any bonuses).

Restricted Stock Unit Awards.

Assuming the Effective Date occurs, on the same date that the Company makes is fiscal 2023 annual restricted stock unit grant to its officers and employees, the Company will issue time-based and performance-based restricted stock units to ZelnickMedia, as further described below, pursuant to the forms of Restricted Stock Unit Agreements attached as exhibits to the Management Agreement, to be entered into by the Company and ZelnickMedia (the “RSU Agreements”). The Company, in its discretion, may grant additional equity awards to ZelnickMedia annually over the course of the term of the Management Agreement.

Time-Based Award. The Company will make three separate grants of time-based restricted stock units to ZelnickMedia equal to the number as is determined by dividing $4,618,519, $5,055,556, and $6,866,667, respectively, by the price per share of the Company’s common stock used for the Company’s fiscal 2023 annual restricted stock unit grant to the Company’s officers and employees (the “Reference Price”). The first grant will have a two-year cliff vesting and will vest in June 2024, the second grant will have three-year cliff vesting and will vest in June 2025 and the third grant will vest annually in three equal amounts during the three year period ending in June 2025, in each case, provided that the Management Agreement has not been terminated prior to such date (the “Time-Based Awards”). Notwithstanding the foregoing, the Time-Based Awards will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason. Conversely, ZelnickMedia will forfeit to the Company all unvested restricted stock units under the Time-Based Awards if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason.

Performance-Based Award. The Company will make three separate grants of performance-based restricted stock units to ZelnickMedia (the “Performance Awards”) equal to the number as is determined by dividing $9,237,037, $10,111,111 and $13,733,333, respectively, by the Reference Price, which units represent the target number of performance-based restricted stock units that are eligible to vest (with the maximum number of performance-based restricted stock units being equal to 200% of the target amount). Each Performance Award will be divided into two categories of vesting as follows: (i) 25% of the restricted stock unit award will be based on an operational performance metric relating to recurrent consumer spending during the applicable performance period and will vest in June 2024 with respect to the first grant and in June 2025 with respect to the second and third grants and (ii) 75% of the restricted stock unit award will be based on the performance of the Company’s stock price relative to the Nasdaq-100 index during the applicable performance period and will vest in June 2024 with respect to the first grant and in June 2025 with respect to the second and third grants.

In the event that any portion of the Performance Awards do not become vested in accordance with their terms, or upon a termination of the Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all restricted stock units that have not vested as of such date.

Upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested restricted stock units granted pursuant to the Performance Awards (including any restricted stock units granted to ZelnickMedia during the term of the Management Agreement on or after the Effective Date) will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period, or (y) prior to a Change in Control (as defined in the Management Agreement), solely for TSR Performance-Based Units (as defined in the RSU Agreement), based on the actual level of performance achieved as of the date of termination.

If the Company and ZelnickMedia fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the Management Agreement upon the expiration of the term of the Management Agreement or otherwise fail to agree to extend the term of the Management Agreement, all unvested time-vesting restricted stock units granted during the term of the Management Agreement on or after the Effective Date will vest upon such expiration and all then-unvested performance-vesting restricted stock units will vest either (x) based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or (y) prior to a Change in Control, solely for TSR Performance-Based Units (as defined in the RSU Agreement), based on the actual level of performance achieved as of the date of termination.

If a Change in Control occurs during the term of the Management Agreement, the Management Agreement will not automatically terminate and all unvested restricted stock units granted pursuant to the RSU Agreement will remain subject to the same vesting terms set forth in the RSU Agreement, except that any restricted stock units granted to ZelnickMedia on or after the Effective Date will vest upon the earlier to occur of (x) a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason or (y) the applicable original vesting date, and, with respect to any performance-based restricted stock units, in each case, based on the assumption of that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

Existing Awards. Upon any termination of the Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, any then-unvested restricted stock units granted prior to the Effective Date will be forfeited for no consideration. Upon any termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested time-based restricted stock units granted prior to the Effective Date will vest, and any then-unvested performance-based restricted stock units granted prior to the Effective Date will vest in accordance with the terms of the applicable grant agreement between the Company and ZelnickMedia.

Settlement of Restricted Stock Units. Pursuant to the Management Agreement, the Company will have the right to elect to settle the restricted stock units granted to ZelnickMedia pursuant to the Management Agreement in shares of the Company’s common stock that will be issued pursuant to the Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan.

Registration Statement. Within 45 days following the request of ZelnickMedia, the Company will file a Registration Statement on Form S-3 registering all of the shares of the Company’s common stock issuable pursuant to awards granted to ZelnickMedia under the RSU Agreements and any grant agreements entered into with respect to additional grants by the Company in accordance with the Management Agreement.

The foregoing descriptions of the Management Agreement and the RSU Agreements (including the Time-Based Award and the Performance Award issuable to ZelnickMedia thereunder) are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement (and the RSU Agreements attached thereto), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 8.01.	Other Events.

Pursuant to the Merger Agreement, and the transactions contemplated thereby, Take-Two filed a joint proxy statement/prospectus with the SEC on April 7, 2022 (the “Joint Proxy Statement/Prospectus”). This Item 8.01 discloses certain additional information relating to the Combination.

SUPPLEMENTAL DISCLOSURE

The following information supplements the Joint Proxy Statement/Prospectus, and should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety, including the annexes thereto. All page references in the information below are references to pages in the Joint Proxy Statement/Prospectus, and the terms used below have the meanings set forth in the Joint Proxy Statement/Prospectus. For clarity, new text within restated paragraphs from the joint proxy statement/prospectus is highlighted with bold, underlined text, and deleted text within restated paragraphs from the joint proxy statement/prospectus is highlighted with ~~strikethrough text~~.

The Combination

Background of the Combination

The below paragraph under the sub-heading “Background of the Combination” is amended and supplemented as follows:

On October 4, 2021, the Zynga board of directors met, with members of Zynga management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation (which is referred to as “Wilson Sonsini”), outside legal counsel to Zynga, in attendance. Mr. Gibeau reviewed for the Zynga board of directors the nature of discussions with Party A and Party B, including Party A’s desire to meet with Zynga management to better understand Zynga’s business and strategy. Mr. Gibeau reminded the Zynga board of directors of historical discussions between Zynga and Take-Two, which discussions included Take-Two’s non-specific interest in acquiring Zynga prior to October 2021. The representatives of Wilson Sonsini reviewed with the members of the Zynga board of directors their fiduciary duties. It was the consensus of the Zynga board of directors that Zynga management should agree to Party A’s request for a management presentation, and that Mr. Gibeau should continue discussions with Party A. Given Party A’s prior non-specific expressions of interest in an acquisition of Zynga, the Zynga board of directors was aware that the meeting with Party A had the potential to lead to a substantive proposal by Party A to acquire Zynga. As result, the Zynga board of directors also discussed various ways in which Zynga could undertake a review of its strategic alternatives. To provide assistance to, and oversight of, Zynga management, the Zynga board of directors established a strategic committee (which we refer to as the “Strategic Committee”). The Strategic Committee was formed in the light of (1) the potentially significant workload that could be involved in any decision by Zynga to evaluate strategic alternatives; (2) the possibility that Zynga management may need feedback and direction on relatively short notice; and (3) the benefits and convenience of having a subset of directors oversee any process of considering strategic alternatives. The Zynga board of directors authorized and instructed the Strategic Committee to, among other things, ~~(1) oversee and provide assistance to Zynga management and its advisors with respect to the exploration, evaluation, consideration, review and negotiation of the terms and conditions of any strategic alternative, including any sale of Zynga; (2) take such other actions with respect to any strategic alternative as the Strategic Committee deemed necessary, appropriate or advisable; and (3) recommend what action, if any, that the Zynga board of directors should take with respect to any strategic alternative. The Zynga board of directors retained the power and authority to approve the final decision on pursuing a strategic alternative, including a sale of Zynga.~~ (1) oversee and assist Zynga’s management, advisors and consultants with respect to the exploration and evaluation of strategic alternatives, including to explore, evaluate and consider potential counterparties to any strategic alternative, and to authorize and direct Zynga’s management, advisors and consultants to engage in discussions and negotiations with any such potential counterparties; (2) explore, evaluate, consider, review and negotiate the terms and conditions of any strategic alternative, and to take such other actions with respect to any strategic alternative as the Strategic Committee may deem necessary, appropriate or advisable; (3) if appropriate, recommend to the Zynga board of directors what action, if any, should be taken by Zynga with respect to any strategic alternative; and (4) take such other actions and do such other things as delegated from time to time to the Strategic Committee by the Zynga board of directors. The Strategic Committee was to update the Zynga board of directors from time to time concerning the Strategic Committee’s activities. The Zynga board of directors further authorized the Strategic Committee to do all acts necessary or appropriate in the judgment of the Strategic Committee to carry out its duties. The Zynga board of directors retained the power and authority to approve the entry by Zynga into any definitive agreement providing for any ~~final decision on pursuing a~~ strategic alternative, including a sale of Zynga. It was also understood that the Zynga board of directors would continue to have an active role in the consideration of strategic alternatives. The Zynga board of directors appointed Janice Roberts, Zynga’s Lead Independent Director, and Ellen Siminoff, the Chair of Zynga’s Nominating/Corporate Governance Committee, both of whom are independent members of the Zynga board of directors under applicable rules and law, as the members of the Strategic Committee. Noting the preliminary discussions between Goldman Sachs and Zynga management, the Zynga board of directors instructed the Strategic Committee to review the retention of a financial advisor to assist Zynga.

The below paragraph under the sub-heading “Background of the Combination” is amended and supplemented as follows:

On December 17, 2021, as contemplated by the Strategic Committee during its meeting on December 13, 2021, Mr. Zelnick met with Mr. Gibeau, Ms. Siminoff and Mark Pincus, Zynga’s chairman. Those present discussed the strategic rationale for a combination of Zynga with Take-Two, including how to position the combined company to investors. During this discussion, Mr. Zelnick expressed Take-Two’s willingness to expand the Take-Two board of directors to accommodate two of the current members of the Zynga board of directors.

The below paragraph under the sub-heading “Background of the Combination” is amended and supplemented as follows:

Also on December 17, 2021, Goldman Sachs provided the Zynga board of directors with customary relationship disclosures regarding Goldman Sachs’ relationships with Take-Two, Party A and Party B. The disclosures included, among other information, that Goldman Sachs Bank USA, N.A. (“Goldman Sachs Bank”), an affiliate of Goldman Sachs, was acting as a lender to Take-Two. This disclosure related to a lending relationship pursuant to which, on June 28, 2021, Take-Two and Goldman Sachs Bank executed a First Amendment to Credit Agreement and Incremental Amendment (the “Credit Agreement”) under which Goldman Sachs Bank agreed to serve as an incremental lender to Take-Two. The Credit Agreement provides for an unsecured five-year revolving credit facility with commitments of $250 million from five banks, including Goldman Sachs Bank, with Goldman Sachs Bank committing $50 million. The Zynga board of directors did not identify any concerns with these disclosures. Further, as previously disclosed by Take-Two, as of December 31, 2021, Take-Two had no outstanding borrowings under the Credit Agreement. In addition, the total amount of fees earned by Goldman Sachs Bank under the Credit Agreement is approximately $58,000. In addition, Goldman Sachs provided to Zynga management, for the information of the Zynga board of directors, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of Zynga on the capped call transactions that Zynga entered into with Goldman Sachs and other counterparties, each acting as principal for its own account, with respect to Zynga’s 0.25% convertible senior notes due 2024 in June 2019 and 0% convertible senior notes due 2026 in December 2020.

The below paragraph under the sub-heading “Opinions of Take-Two’s Financial Advisors – Opinion of J.P. Morgan Securities, LLC” is amended and supplemented as follows:

For services rendered in connection with the combination, Take-Two has agreed to pay J.P. Morgan $34.0 million, of which $3.0 million was payable in connection with delivery of J.P. Morgan’s opinion and $31.0 million is contingent and payable upon the effective time. In addition, Take-Two has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services and indemnify J.P. Morgan for certain liabilities arising out of its engagement. During the two years preceding the date of J.P. Morgan’s opinion letter, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Take-Two. During the two years preceding the date of J.P. Morgan’s opinion letter, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Zynga for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on Zynga’s offering of debt securities in December 2020. ~~An affiliate of J.P. Morgan has committed to arrange and/or provide financing to Take-Two in connection with the merger for customary compensation.~~ An affiliate of J.P. Morgan has committed to arrange and/or underwrite and/or provide financing to Take-Two in connection with the merger for which this affiliate has been and will be paid customary fees in an aggregate amount of approximately $14.5 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Zynga and Take-Two. During the two year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Take-Two were approximately $0.8 million and from Zynga were approximately $4.5 million. In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Zynga or Take-Two for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed business combination of Take-Two and Zynga and the outlook for Take-Two’s or Zynga’s future business and financial performance. Such forward-looking statements are based on the current beliefs of Take-Two and Zynga as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to satisfy remaining conditions to completion of the proposed combination on a timely basis or at all; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Take-Two and Zynga from their respective ongoing business operations; the ability of either Take-Two, Zynga or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Take-Two, Zynga or others following announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on Take-Two’s, Zynga’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth; the risks of conducting Take-Two’s and Zynga’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain acceptable pricing levels and monetization rates for Take-Two’s and Zynga’s games; and risks relating to the market value of Take-Two’s common stock to be issued in the proposed combination.

Other important factors and information are contained in the joint proxy statement/prospectus mailed by Take-Two to its stockholders in connection with the proposed business combination of Take-Two and Zynga and in Take-Two’s and Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” in Take-Two’s and Zynga’s most recent Quarterly Reports on Form 10-Q, and in each company’s other periodic filings with the SEC, which can be accessed at www.take2games.com in the case of Take-Two, http://investor.zynga.com in the case of Zynga, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Take-Two nor Zynga undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication relates to a proposed business combination of Take-Two and Zynga. In connection with the proposed business combination Take-Two filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), that includes a joint proxy statement/prospectus. The registration statement on Form S-4, including the joint proxy statement/prospectus, provides details of the proposed combination and the attendant benefits and risks. The registration statement was declared effective on April 7, 2022 and the definitive joint proxy statement/prospectus was sent to Take-Two and Zynga stockholders. This communication is not a substitute for the registration statement on Form S-4, including the joint proxy statement/prospectus, or any other document that Take-Two or Zynga may file with the SEC or send to their respective stockholders in connection with the proposed combination. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Take-Two’s or Zynga’s stockholders as they become available because they will contain important information about the proposed combination. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Take-Two’s Investor Relations department at contact@take2games.com; or by contacting Zynga’s Investor Relations department at investors@zynga.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Second Amendment to the Agreement and Plan of Merger, dated as of May 4, 2022 by and among Take-Two Interactive Software, Inc., Merger Sub 1, Merger Sub 2 and Zynga

10.1	Management Agreement, dated as of May 3, 2022 by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name:	Matthew Breitman
Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: May 5, 2022